Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Michael D. Peduzzi, CPA Chief Financial Officer

MID PENN BANCORP, INC. REPORTS 2019 ANNUAL EARNINGS

AND DECLARES BOTH A QUARTERLY AND ANNUAL DIVIDEND

January 28, 2020 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB), the parent company of Mid Penn Bank (the “Bank”), today reported net income to common shareholders (earnings) for the year ended December 31, 2019 of $17,701,000 or $2.09 per common share basic and diluted, compared to earnings of $10,494,000 or $1.49 per common share basic and diluted for the year ended December 31, 2018. The results for the year ended December 31, 2018 included $4,790,000 of merger and acquisition expenses resulting from both (i) Mid Penn’s acquisition of First Priority Financial Corp. (“First Priority”) on July 31, 2018, and (ii) Mid Penn’s acquisition of The Scottdale Bank & Trust Company (“Scottdale”) on January 8, 2018.  Adjusted earnings for the year ended December 31, 2018, when excluding the after-tax impact of the merger and acquisition expenses (with such adjusted earnings being a non-GAAP measure), were $14,472,000 or $2.05 per share basic and diluted.  No merger and acquisition expenses were recorded during the year ended December 31, 2019.  Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Measures (Unaudited)” for a discussion of our use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended December 31, 2019 and 2018 and certain other periods.  Earnings for the quarter ended December 31, 2019 were $4,408,000 or $0.52 per common share basic and diluted, compared to earnings of $4,585,000 or $0.54 per common share basic and diluted for the quarter ended December 31, 2018.  No merger and acquisition expenses were incurred in the fourth quarters of 2018 or 2019.

Tangible book value per common share, a non-GAAP measure that is regularly reported in the banking industry and the most directly comparable non-GAAP measure to book value per share, was $19.96 as of December 31, 2019, an increase of over 10 percent compared to tangible book value per common share of $18.10 as of December 31, 2018.  Mid Penn’s GAAP book value per share was $28.05 at December 31, 2019, an increase of over 6 percent compared to GAAP book value per share of $26.38 as of December 31, 2018.

Mid Penn also reported continued growth in total assets to $2,231,175,000 as of December 31, 2019, reflecting an increase of $153,194,000 or 7 percent compared to total assets of $2,077,981,000 as of December 31, 2018.  Asset growth during the year ended December 31, 2019 was primarily attributable to net organic loan growth, an increase in liquid assets from demand deposit growth, and the recording of operating and finance lease right of use assets as a result of Mid Penn’s adoption of Accounting Standard Codification (ASC) 842 – Leases effective January 1, 2019.

In general, the results of operations and the financial condition as of and for the periods ended December 31, 2019, as compared to prior periods and certain period-end dates in 2018, have been materially impacted by Mid Penn’s 2018 acquisitions of First Priority and Scottdale.

Mid Penn also reported that, based upon its fourth quarter and 2019 full-year results, the Board of Directors, at a meeting held on January 22, 2020, declared a regular quarterly dividend per common share of $0.18, and an additional annual dividend per common share of $0.05, with both dividends payable on February 24, 2020, to shareholders of record as of February 5, 2020.

PRESIDENT’S STATEMENT

We are pleased to report that, for the fourth quarter and full year of 2019, we continued to have favorable operating results that are reflected by our success in building shareholder value and providing a favorable cash return to our shareholders through both our quarterly and annual dividends. Our performance reflects conservative yet continued sound organic commercial loan growth and related increases in net interest income; continued success in growing retail deposits and reducing the level of higher-cost wholesale borrowings and funding sources; a sound net interest margin even in the face of a challenging rate environment for 2019 including an inverted yield curve; significant increases in noninterest income from mortgage banking, SBA lending, and trust and wealth management activities; controlled noninterest expenses; and continued favorable asset quality measures.  We also made continuing investments in our information technology infrastructure and our mortgage banking and wealth management divisions, to further complement our successful core banking and business development capabilities.  We look back on 2019 as a successful transition year for Mid Penn after the significant integration efforts from two major acquisitions in 2018, and we look forward to 2020 with the intent to further take advantage of our larger scale and expanded products and services to deliver continued accretive earnings and increasing value for our dedicated shareholders.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

For the year ended December 31, 2019, net interest income was $70,148,000, an increase of $14,214,000 or 25 percent compared to net interest income of $55,934,000 for the year ended December 31, 2018.  The primary source of the net interest income growth for the year was an increase in interest and fees on loans, as total loans increased $138,689,000 or 9 percent since December 31, 2018, with $120,398,000 of this growth being in commercial real estate and commercial and industrial credits.

For the year ended December 31, 2019, Mid Penn’s tax-equivalent net interest margin was 3.57% versus 3.67% for the year ended December 31, 2018. Despite year-over-year increases in yields on interest-earning assets and growth in noninterest-bearing deposits, the decrease in net interest margin was driven by both (i) the higher cost of deposits and borrowed funds as a result of higher short-term rates for much of 2019 and defensive deposit rate increase responsive to strong bank and nonbank competition for retail deposit customer market share, and (ii) the full-year impact of the higher-cost wholesale funding sources assumed effective July 31, 2018 with the First Priority acquisition, including brokered time deposits and subordinated debt.

Noninterest Income

For the year ended December 31, 2019, noninterest income totaled $12,621,000, an increase of $5,159,000 or 69 percent, compared to noninterest income of $7,462,000 for the year ended December 31, 2018.

Mortgage banking income was $3,771,000 for the year ended December 31, 2019, an increase of $3,020,000 or over 400 percent compared to mortgage banking income of $751,000 for the year ended December 31, 2018.  Longer-term mortgage interest rates have declined significantly over the past twelve months, resulting in a higher level of mortgage originations and secondary-market loan sales when comparing 2019 to 2018.  Additionally, Mid Penn expanded its team of residential mortgage originators in southeastern Pennsylvania during 2019, contributing to the larger volume of mortgage loans originated and sold during the year.

Net gains on sales of securities were $1,878,000 for the year ended December 31, 2019, an increase of $1,741,000 compared to net gains on sales of securities of $137,000 for the year ended December 31, 2018. As previously reported on a Form 8-K dated November 20, 2019, Mid Penn early adopted Accounting Standards Update (“ASU”) 2019-04, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments), and as part of the adoption, Mid Penn reclassified 113 held-to-maturity debt securities with an aggregate amortized cost of $67.1 million to the available-for-sale category.  Through implementation of planned organic hedging activities as part of Mid Penn’s interest rate risk management, all 113 securities were subsequently sold during the fourth quarter, and Mid Penn realized a pre-tax gain on the sales of $1,779,000 which offset some of the market impact of lower earning-asset yields in the second half of 2019.

Income from fiduciary activities was $1,416,000 for the year ended December 31, 2019, an increase of $261,000 or 23 percent, compared to fiduciary income of $1,155,000 for the year ended December 31, 2018. These additional revenues were attributed to growth in trust assets under management and increased sales of retail investment products, as a result of successful continued business development efforts by Mid Penn’s trust and wealth management team.

ATM debit card interchange income was $1,594,000 for the year ended December 31, 2019, an increase of $341,000 or 27 percent compared to interchange income of $1,253,000 for the year ended December 31, 2018. The increase resulted from increasing card-based transaction usage across our customer base, as well as the full-year impact of the added volume from demand deposit accounts assumed in the 2018 First Priority acquisition.

Net gains on sales of SBA loans were $831,000 for the year ended December 31, 2019, an increase of $270,000 or 48 percent compared to net gains on sales of SBA loans of $561,000 during 2018.  The increase reflects Mid Penn’s continued growth in SBA loan production, reflective of both the Bank’s expanded footprint and its reputation as a preferred small business lender.

For the twelve months ended December 31, 2019, merchant services income totaled $413,000, an increase of $66,000 or 19 percent, compared to $347,000 for the twelve months ended December 31, 2018, reflecting an increase in the volume of business customers utilizing Mid Penn’s merchant services to process their debit card transactions, cash advances, and other related products.  Mid Penn also established a relationship with a new merchant services vendor that has resulted in more favorable retention of revenues for the Bank.

Other income was $1,520,000 for the year ended December 31, 2019, a decrease of $519,000 compared to other income of $2,039,000 for the year ended December 31, 2018.  During 2018, Mid Penn recognized $737,000 of defined benefit pension plan settlement gains from certain plan participants receiving lump sum benefit payouts (the plan and related liabilities were assumed as a result of the Scottdale acquisition in January 2018).  During the year ended December 31, 2019, a lower amount of pension plan lump sum payouts occurred, with related settlement gains totaling $34,000.  Pension settlement gains are not expected to be a recurring item on a going-forward basis.

Noninterest Expense

For the year ended December 31, 2019, noninterest expense totaled $59,953,000, an increase of $9,782,000 or 20 percent, compared to noninterest expense of $50,171,000 for the twelve months ended December 31, 2018.  The increase in noninterest expense for the twelve month period was driven by both (i) the impact of the staff, facilities, and technology licensing costs added as a result of the acquisition of First Priority in July 2018, (ii) the 2019 expansion of Mid Penn’s mortgage banking division in the southeastern Pennsylvania market, and (iii) the addition of business development professionals, primarily in our recently-acquired markets, to better take advantage of our acquired markets and increase our revenues from lending and wealth management activities.

Salaries and employee benefits expenses were $32,360,000 during the year ended December 31, 2019, an increase of $8,498,000 or 36 percent, versus the same period in 2018, with the increase primarily attributable to (i) the full-year impact of the compensation and benefit costs of the commercial business officers and the retail staff from the First Priority acquisition, effective July 31, 2018, (ii) the personnel added as a result of the significant expansion of the mortgage banking division, and (iii) staff added as part of the new Hazle Township office opened during the fourth quarter of 2019.

Occupancy expenses increased $1,333,000 or 33 percent during the year ended December 31, 2019 compared to the twelve months ended December 31, 2018.  Similarly, equipment expense increased $461,000 or 21 percent during the year ended December 31, 2019 compared to the twelve months ended December 31, 2018.  These increases related to (i) the full-year impact of the incremental facilities operating costs, including rent, utilities, and depreciation expense associated with the acquisition of First Priority, and (ii) expansion of the corporate administrative facilities to include expanded employee education facilities, and to realize additional efficiencies after the two 2018 mergers by further centralizing several back-office functions supporting the broader franchise.

Pennsylvania bank shares tax expense was $777,000 for the year ended December 31, 2019, an increase of $552,000 or over 200 percent compared to $225,000 for the year ended December 31, 2018.  The increase in assessment expense generally reflects the larger total shareholder equity balance upon which the tax is based (from both acquisition and organic growth activity) as of the tax measurement date of January 1, 2019 when compared to January 1, 2018.  Both years also reflected the impact of Pennsylvania tax credits generated from the Bank’s Educational Improvement Tax Credit (EITC) and Neighborhood Assistance Program (NAP) community giving, with these credits totaling $677,000 in 2019 and $522,000 in 2018.

FDIC assessment expense was $839,000 for the year ended December 31, 2019, an increase of $67,000 or 9 percent compared to $772,000 for the year ended December 31, 2018.  During the third quarter of 2019, Mid Penn received notification from the FDIC that the FDIC’s Deposit Insurance Fund reserve ratio met a threshold resulting in the FDIC providing the Bank with a $492,000 credit, which was applied to assessment liability accruals for both the second and third quarters of 2019.  The credit received during 2019 partially offset an increase in total assessment expense when comparing to the full year of 2018, primarily due the year-over-year increase in total average assets of the Bank on which the assessment is based.

Legal and professional fees for the year ended December 31, 2019 increased by $562,000 or 50 percent compared to the same period in 2018 due to the increased size of the franchise and related expanded use and increased costs of third-party providers for information technology support, human resources services, external audit, and loan review services.

Software licensing and utilization costs were $4,394,000 for the year ended December 31, 2019, an increase of $785,000 or 22 percent compared to $3,609,000 for the year ended December 31, 2018. The year-over-year increase is a result of additional transaction volume based costs and licensing fees related to the addition of the locations, staff and accounts for the First Priority offices acquired in July 2018,  the expansion of the mortgage banking division during 2019, and the addition of the Hazle Township branch added in 2019.  Additionally, Mid Penn continued to invest in upgrades to internal systems, networks, storage capabilities, and data security mechanisms to enhance data management and security capabilities responsive to both the larger company profile and increasing complexity of information technology management.

Intangible amortization increased from $1,224,000 during the year ended December 31, 2018 to $1,430,000 during the year ended December 31, 2019 due to the full-year impact of amortization resulting from the core deposit intangible asset added from the First Priority acquisition on July 31, 2018.

Other expenses were $8,975,000 during the twelve months ended December 31, 2019, an increase of $2,258,000 or 34 percent compared to other expense of $6,717,000 for the same period in 2018.  As the First Priority acquisition and organic growth have significantly increased the organization’s geographic profile and employee base, several categories within other expense experienced related increases, including insurance costs, stationary and supplies, printing, loan collection costs, charitable and community giving and sponsorships, and directors’ fees.

No merger expenses were recorded during the year ended December 31, 2019.  During the twelve months ended December 31, 2018, merger and acquisition expenses totaling $4,790,000 were recorded including investment banking fees, merger-related legal and professional fees, severance costs, and information technology conversion/termination costs incurred for the two 2018 acquisitions of First Priority and Scottdale.

The provision for income taxes was $3,725,000 during the year ended December 31, 2019, an increase of $1,596,000 or 75 percent compared to $2,129,000 for the same period in 2018.  The provision for income taxes for the twelve months ended December 31, 2019 reflects (i) an effective federal tax rate of 17.8%, with the reduction from the statutory tax rate of 21% mostly related to tax-exempt income on municipal securities and loans;  (ii) a favorable adjustment to federal income tax expense of $277,000 for certain permanent nonrecurring tax benefits recorded during 2019; and (iii) New Jersey income tax expense of $185,000 attributable to increased New Jersey sourced income primarily from First Priority legacy customers.

FINANCIAL CONDITION

Loans

Total loans at December 31, 2019 were $1,762,756,000 compared to $1,624,067,000 at December 31, 2018, an increase of $138,689,000 or 9 percent since year-end 2018.  The increase in total loans was primarily comprised of year-over-year growth of $67,769,000 in commercial real estate loans and $52,629,000 in commercial and industrial financing loans.

Deposits

Total deposits increased $186,368,000 or 11 percent, from $1,726,026,000 at December 31, 2018, to $1,912,394,000 at December 31, 2019.  Deposit growth was led by substantial increases in money market deposits and noninterest-bearing balances, primarily due to both new and expanded cash management and commercial deposit account relationships.

Investments

Mid Penn’s portfolio of held-to-maturity securities decreased $31,893,000 to $136,477,000 as of December 31, 2019, as compared to $168,370,000 as of December 31, 2018 (held-to-maturity investments are recorded at amortized cost).  Mid Penn’s total available-for-sale securities portfolio decreased $74,914,000 or 67 percent, from $111,923,000 at December 31, 2018 to $37,009,000 at December 31, 2019.  As previously reported on a Form 8-K dated November 20, 2019, Mid Penn early adopted Accounting Standards Update (“ASU”) 2019-04, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments).  As part of the adoption, Mid Penn reclassified 113 held-to-maturity debt securities with an aggregate amortized cost of $67.1 million to the available-for-sale category, and Mid Penn subsequently sold all 113 securities realizing a collective pre-tax gain on the sales of $1,779,000 in the fourth quarter of 2019.

Capital

Shareholders’ equity increased by $14,664,000 or 7 percent from $223,209,000 as of December 31, 2018 to $237,874,000 as of December 31, 2019. The increase in shareholders’ equity reflects (i) the growth in retained earnings through year-to-date net income, net of dividends paid, (ii) a $316,000 favorable prior period adjustment posted as part of the adoption of the new GAAP leasing standard, and (iii) other comprehensive income from the significant after-tax appreciation in the available-for-sale portfolio, much of which has been realized from securities sales during 2019.  Regulatory capital ratios for both Mid Penn and its banking subsidiary exceeded regulatory “well-capitalized” levels at both December 31, 2019 and 2018.

ASSET QUALITY

The allowance for loan and lease losses as a percentage of total loans was 0.54% at December 31, 2019, compared to 0.52% at December 31, 2018 and 0.84% at December 31, 2017.  Mid Penn had net loan charge-offs of $272,000 for the year ended December 31, 2019 compared to net recoveries of ($291,000) during the year ended December 31, 2018.  The net charge-off position in 2019 was primarily due to a $205,000 charge-off taken on one relationship during the second quarter of 2019.  The favorable net recovery position during 2018 was driven by the recovery of $777,000 of principal from the successful workout of a commercial real estate relationship that originally had a large partial charge-off in 2009.

Loan loss reserves as a percentage of nonperforming loans were 79% at December 31, 2019, compared to 75% at December 31, 2018, and 68% at December 31, 2017.  The increase in the loan loss reserves as a percentage of nonperforming loans at December 31, 2019 as compared to both December 31, 2018 and 2017 was primarily the result of an increase in the allowance balance related to general allocations provided for loan growth.

Total nonperforming assets were $12,157,000 at December 31, 2019, compared to nonperforming assets of $12,283,000 at December 31, 2018, and $11,308,000 at December 31, 2017. Nonperforming assets were 0.69% of the total of loans plus other real estate assets as of December 31, 2019, compared to 0.76% as of December 31, 2018 and 1.24% as of December 31, 2017.

Based upon management’s evaluation of the adequacy of the loan and lease loss allowance, a loan loss provision of $1,390,000 was recorded for the year ended December 31, 2019 compared to $500,000 recorded during the same period of 2018.  The increase in the provision amount year-over-year was warranted to support both (i) the adequacy of the ALLL given the organic loan portfolio growth during the twelve months ended December 31, 2019, and (ii) the impact of historical loss factor changes due to charge-offs taken during the first half of 2019.  Management believes, based on information currently available, that the allowance for loan and lease losses of $9,515,000 is adequate as of December 31, 2019, to cover probable and estimated loan losses in the portfolio.

FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands, except	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
per share data)	2019	2019	2019	2019	2018

Cash and cash equivalents	$139,030	$160,879	$48,145	$86,968	$40,065
Investment securities	173,486	222,891	243,586	264,323	280,293
Loans	1,762,756	1,710,434	1,688,173	1,646,686	1,624,067
Allowance for loan and lease losses	(9,515)	(9,316)	(8,771)	(8,502)	(8,397)
Net loans	1,753,241	1,701,118	1,679,402	1,638,184	1,615,670
Goodwill and other intangibles	68,598	68,949	69,304	69,665	70,061
Other assets	96,820	95,062	95,685	88,677	71,892
Total assets	$2,231,175	$2,248,899	$2,136,122	$2,147,817	$2,077,981

Noninterest-bearing deposits	$310,036	$298,885	$287,183	$290,902	$269,870
Interest-bearing deposits	1,602,358	1,591,208	1,491,218	1,493,278	1,456,156
Total deposits	1,912,394	1,890,093	1,778,401	1,784,180	1,726,026
Borrowings and subordinated debt	59,973	102,038	105,105	113,661	118,206
Other liabilities	20,934	22,156	21,354	22,539	10,540
Shareholders' equity	237,874	234,612	231,262	227,437	223,209
Total liabilities and shareholders' equity	$2,231,175	$2,248,899	$2,136,122	$2,147,817	$2,077,981

Book Value per Common Share	$28.05	$27.67	$27.32	$26.88	$26.38
Tangible Book Value per Common Share *	$19.96	$19.54	$19.13	$18.64	$18.10

* Non-GAAP measure; see Reconciliation of Non-GAAP Measures

OPERATING HIGHLIGHTS (Unaudited):

	Three Months Ended					For the Year Ended
(Dollars in thousands, except	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
per share data)	2019	2019	2019	2019	2018	2019	2018

Interest income	$23,935	$24,513	$23,998	$22,866	$22,371	$95,312	$68,654
Interest expense	6,630	6,746	6,228	5,560	4,640	25,164	12,720
Net Interest Income	17,305	17,767	17,770	17,306	17,731	70,148	55,934
Provision for loan and lease losses	235	565	465	125	275	1,390	500
Noninterest income	4,695	3,003	2,874	2,049	2,091	12,621	7,462
Noninterest expense	16,171	14,683	14,796	14,303	13,982	59,953	50,171
Income before provision for income taxes	5,594	5,522	5,383	4,927	5,565	21,426	12,725
Provision for income taxes	1,186	709	980	850	916	3,725	2,129
Net income	4,408	4,813	4,403	4,077	4,649	17,701	10,596
Preferred stock dividends	—	—	—	—	64	—	102
Net income available to common shareholders	$4,408	$4,813	$4,403	$4,077	$4,585	$17,701	$10,494

Basic Earnings per Common Share	$0.52	$0.57	$0.52	$0.48	$0.54	$2.09	$1.48
Return on Average Equity	7.41%	8.34%	7.71%	7.35%	8.19%	7.67%	5.98%

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2019	2019	2019	2019	2018
Tier 1 Capital (to Average Assets)	7.8%	7.7%	7.8%	7.8%	8.0%
Common Tier 1 Capital (to Risk Weighted Assets)	9.8%	9.9%	9.8%	9.9%	10.0%
Tier 1 Capital (to Risk Weighted Assets)	9.8%	9.9%	9.8%	9.9%	10.0%
Total Capital (to Risk Weighted Assets)	11.9%	12.1%	12.0%	12.2%	12.3%

RECONCILIATION OF NON-GAAP MEASURES (Unaudited:)

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is book value.  We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.  Goodwill and other intangible assets have the effect of increasing total book value while not increasing tangible book value.   We believe earnings per share excluding the after-tax impact of merger-related expenses provides important supplemental information in evaluating Mid Penn’s operating results because these charges are not incurred as a result of ongoing operations.  Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding Mid Penn’s ongoing operating results. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP.

RECONCILIATION OF NON-GAAP MEASURES, CONTINUED (Unaudited:)

Tangible Book Value Per Share

(Dollars in thousands, except	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
per share data)	2019	2019	2019	2019	2018

Shareholder's Equity	$237,874	$234,612	$231,262	$227,437	$223,209
Less: Preferred Stock	—	—	—	—	—
Less: Goodwill	62,840	62,840	62,840	62,840	62,840
Less: Core Deposit and Other Intangibles	5,758	6,109	6,464	6,825	7,221
Tangible Equity	$169,276	$165,663	$161,958	$157,772	$153,148

Common Shares Issued and Outstanding	8,480,938	8,478,461	8,465,178	8,462,431	8,459,918

Tangible Book Value per Share	$19.96	$19.54	$19.13	$18.64	$18.10

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses

(Dollars in thousands, except	Three Months Ended					For the Year Ended
per share data)	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
	2019	2019	2019	2019	2018	2019	2018
Net Income Available to Common Shareholders	$4,408	$4,813	$4,403	$4,077	$4,585	$17,701	$10,494
Plus: Merger and Acquisition Expenses	—	—	—	—	—	—	4,790
Less: Tax Effect of Merger and Acquisition Expenses	—	—	—	—	—	—	812
Net Income Excluding Non-Recurring Expenses	$4,408	$4,813	$4,403	$4,077	$4,585	$17,701	$14,472

Weighted Average Shares Outstanding - denominator	8,478,488	8,473,080	8,462,522	8,460,002	8,457,054	8,468,586	7,071,091

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses	$0.52	$0.57	$0.52	$0.48	$0.54	$2.09	$2.05

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share data)	Dec. 31, 2019	Dec. 31, 2018
ASSETS
Cash and due from banks	$25,746	$24,600
Interest-bearing balances with other financial institutions	4,657	4,572
Federal funds sold	108,627	10,893
Total cash and cash equivalents	139,030	40,065

Investment securities available for sale, at fair value	37,009	111,923
Investment securities held to maturity, at amortized cost
(fair value $137,476 and $166,582)	136,477	168,370
Loans held for sale	8,422	1,702
Loans and leases, net of unearned interest	1,762,756	1,624,067
Less: Allowance for loan and lease losses	(9,515)	(8,397)
Net loans and leases	1,753,241	1,615,670

Bank premises and equipment, net	24,937	25,303
Operating lease right of use asset	11,442	—
Finance lease right of use asset	3,447	—
Cash surrender value of life insurance	16,881	16,691
Restricted investment in bank stocks	4,902	6,646
Accrued interest receivable	7,964	8,244
Deferred income taxes	2,810	4,696
Goodwill	62,840	62,840
Core deposit and other intangibles, net	5,758	7,221
Foreclosed assets held for sale	196	1,017
Other assets	15,819	7,593
Total Assets	$2,231,175	$2,077,981
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$310,036	$269,870
Interest-bearing demand	458,451	384,834
Money Market	488,748	375,648
Savings	177,737	209,345
Time	477,422	486,329
Total Deposits	1,912,394	1,726,026

Short-term borrowings	—	43,100
Long-term debt	32,903	48,024
Subordinated debt	27,070	27,082
Operating lease liability	12,544	—
Accrued interest payable	2,208	2,262
Other liabilities	6,182	8,278
Total Liabilities	1,993,301	1,854,772

Shareholders' Equity:
Common stock, par value $1.00 per share; 20,000,000 shares authorized at December 31, 2019; 8,480,938 shares issued and outstanding at December 31, 2019; 10,000,000 shares authorized at December 31, 2018; 8,459,918 shares issued and outstanding at December 31, 2018	8,481	8,460
Additional paid-in capital	178,159	177,565
Retained earnings	50,891	39,562
Accumulated other comprehensive income (loss)	343	(2,378)
Total Shareholders’ Equity	237,874	223,209
Total Liabilities and Shareholders' Equity	$2,231,175	$2,077,981

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Years Ended December 31,
	2019	2018	2017
INTEREST INCOME
Interest and fees on loans and leases	$88,078	$61,692	$40,156
Interest on interest-bearing balances	100	75	18
Interest on federal funds sold	1,222	451	115
Interest and dividends on investment securities:
U.S. Treasury and government agencies	3,084	3,518	2,273
State and political subdivision obligations, tax-exempt	2,046	2,323	1,113
Other securities	782	595	217
Total Interest Income	95,312	68,654	43,892
INTEREST EXPENSE
Interest on deposits	21,550	10,884	5,463
Interest on short-term borrowings	470	207	111
Interest on long-term and subordinated debt	3,144	1,629	730
Total Interest Expense	25,164	12,720	6,304
Net Interest Income	70,148	55,934	37,588
PROVISION FOR LOAN AND LEASE LOSSES	1,390	500	325
Net Interest Income After Provision for Loan and Lease Losses	68,758	55,434	37,263
NONINTEREST INCOME
Income from fiduciary activities	1,416	1,155	845
Service charges on deposits	884	933	721
Net gain on sales of investment securities	1,878	137	42
Earnings from cash surrender value of life insurance	314	286	262
Mortgage banking income	3,771	751	872
ATM debit card interchange income	1,594	1,253	937
Merchant services income	413	347	335
Net gain on sales of SBA loans	831	561	800
Other income	1,520	2,039	893
Total Noninterest Income	12,621	7,462	5,707
NONINTEREST EXPENSE
Salaries and employee benefits	32,360	23,862	16,929
Occupancy expense, net	5,352	4,019	2,512
Equipment expense	2,647	2,186	1,536
Pennsylvania Bank Shares Tax expense	777	225	451
FDIC Assessment	839	772	792
Legal and professional fees	1,679	1,117	802
Marketing and advertising expense	906	1,025	516
Software licensing and utilization	4,394	3,609	2,471
Telephone expense	609	621	497
(Gain) loss on sale or write-down of foreclosed assets	(15)	4	88
Intangible amortization	1,430	1,224	104
Merger and acquisition expense	—	4,790	619
Other expenses	8,975	6,717	4,064
Total Noninterest Expense	59,953	50,171	31,381
INCOME BEFORE PROVISION FOR INCOME TAXES	21,426	12,725	11,589
Provision for income taxes	3,725	2,129	4,500
NET INCOME	17,701	10,596	7,089
Series D preferred stock dividends	—	102	—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$17,701	$10,494	$7,089

PER COMMON SHARE DATA:
Basic and Diluted Earnings Per Common Share	$2.09	$1.48	$1.67
Cash Dividends Paid	$0.79	$0.70	$0.62

NET INTEREST MARGIN (Unaudited):

	Income and Rates on a Taxable Equivalent Basis for Years Ended
(Dollars in thousands)	December 31, 2019				December 31, 2018				December 31, 2017
	Average			Average	Average			Average	Average			Average
	Balance	Interest		Rates	Balance	Interest		Rates	Balance	Interest		Rates
ASSETS:
Interest Bearing Balances	$5,236	$100		1.91%	$4,983	$75		1.51%	$2,621	$18		0.69%
Investment Securities:
Taxable	149,187	3,442		2.31%	165,422	3,838		2.32%	121,050	2,376		1.96%
Tax-Exempt	89,011	2,590	(a)	2.91%	102,656	2,940	(a)	2.86%	52,919	1,687	(a)	3.19%
Total Securities	238,198	6,032		2.53%	268,078	6,778		2.53%	173,969	4,063		2.34%

Federal Funds Sold	63,436	1,222		1.93%	25,745	451		1.75%	11,220	115		1.02%
Loans and Leases, Net	1,678,000	88,398	(b)	5.27%	1,243,987	61,965	(b)	4.98%	857,259	40,591	(b)	4.73%
Restricted Investment in Bank Stocks	5,964	424		7.11%	3,567	275		7.71%	2,955	114		3.86%
Total Earning Assets	1,990,834	96,176		4.83%	1,546,360	69,544		4.50%	1,048,024	44,901		4.28%

Cash and Due from Banks	30,134				29,408				20,323
Other Assets	145,996				89,953				35,092
Total Assets	$2,166,964				$1,665,721				$1,103,439

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing Demand	$415,359	4,331		1.04%	$371,873	2,447		0.66%	$335,859	1,410		0.42%
Money Market	443,248	7,355		1.66%	309,705	2,990		0.97%	247,337	1,448		0.59%
Savings	187,927	641		0.34%	191,686	540		0.28%	62,500	35		0.06%
Time	471,241	9,223		1.96%	324,853	4,907		1.51%	197,154	2,570		1.30%
Total Interest-bearing Deposits	1,517,775	21,550		1.42%	1,198,117	10,884		0.91%	842,850	5,463		0.65%

Short-term Borrowings	16,557	470		2.84%	8,833	207		2.34%	7,961	111		1.39%
Long-term Debt	54,634	1,580		2.89%	17,292	462		2.67%	13,321	318		2.39%
Subordinated Debt	27,073	1,564		5.78%	21,324	1,167		5.47%	7,746	412		5.32%
Total Interest-bearing Liabilities	1,616,039	25,164		1.56%	1,245,566	12,720		1.02%	871,878	6,304		0.72%

Noninterest-bearing Demand	296,872				232,562				146,683
Other Liabilities	23,325				12,030				10,094
Shareholders' Equity	230,728				175,563				74,784
Total Liabilities & Shareholders' Equity	$2,166,964				$1,665,721				$1,103,439

Net Interest Income (taxable equivalent basis)		$71,012				$56,824				$38,597
Taxable Equivalent Adjustment		(864)				(890)				(1,009)
Net Interest Income		$70,148				$55,934				$37,588

Total Yield on Earning Assets				4.83%				4.50%				4.28%
Rate on Supporting Liabilities				1.56%				1.02%				0.72%
Average Interest Spread				3.27%				3.48%				3.56%
Net Interest Margin				3.57%				3.67%				3.68%

(a)

Includes tax-equivalent adjustments on interest from tax-free municipal securities of $544,000, $617,000, and $574,000 for the twelve months ended December 31, 2019, 2018, and 2017, respectively. Tax-equivalent adjustments were calculated using statutory tax rate of 21% at December 31, 2019 and 2018 and 34% at December 31, 2017.

(b)

Includes tax-equivalent adjustments on interest from tax-free municipal loans of $320,000, $273,000 and $435,000 for the twelve months ended December 31, 2019, 2018, and 2017, respectively. Tax-equivalent adjustments were calculated using statutory tax rate of 21% at December 31, 2019 and 2018 and 34% at December 31, 2017.

NET INTEREST MARGIN, CONTINUED (Unaudited):

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	For the Three Months Ended
(Dollars in thousands)	December 31, 2019				September 30, 2019
	Average			Average	Average			Average
	Balance	Interest		Rates	Balance	Interest		Rates
ASSETS:
Interest Bearing Balances	$5,083	$20		1.56%	$4,687	$23		1.95%
Investment Securities:
Taxable	133,073	725		2.16%	139,423	791		2.25%
Tax-Exempt	62,891	441	(a)	2.78%	84,888	627	(a)	2.93%
Total Securities	195,964	1,166		2.36%	224,311	1,418		2.51%

Federal Funds Sold	124,507	518		1.65%	94,800	506		2.12%
Loans and Leases, Net	1,726,383	22,296	(b)	5.12%	1,689,378	22,649	(b)	5.32%
Restricted Investment in Bank Stocks	5,578	112		7.97%	6,296	125		7.88%
Total Earning Assets	2,057,515	24,112		4.65%	2,019,472	24,721		4.86%

Cash and Due from Banks	31,898				33,183
Other Assets	149,201				148,447
Total Assets	$2,238,614				$2,201,102

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing Demand	$446,952	1,316		1.17%	$431,928	1,178		1.08%
Money Market	484,279	1,922		1.57%	470,643	2,073		1.75%
Savings	178,728	146		0.32%	182,537	158		0.34%
Time	466,400	2,475		2.11%	460,324	2,421		2.09%
Total Interest-bearing Deposits	1,576,359	5,859		1.47%	1,545,432	5,830		1.50%

Short-term Borrowings	1,576	13		3.27%	9,284	69		2.95%
Long-term Debt	50,533	363		2.85%	63,601	456		2.84%
Subordinated Debt	27,069	397		5.82%	27,068	391		5.73%
Total Interest-bearing Liabilities	1,655,537	6,632		1.59%	1,645,385	6,746		1.63%

Noninterest-bearing Demand	322,125				299,889
Other Liabilities	25,049				22,755
Shareholders' Equity	235,903				233,073
Total Liabilities & Shareholders' Equity	$2,238,614				$2,201,102

Net Interest Income (taxable equivalent basis)		$17,480				$17,975
Taxable Equivalent Adjustment		(175)				(208)
Net Interest Income		$17,305				$17,767

Total Yield on Earning Assets				4.65%				4.86%
Rate on Supporting Liabilities				1.59%				1.63%
Average Interest Spread				3.06%				3.23%
Net Interest Margin				3.37%				3.53%

(a)  Includes tax-equivalent adjustments on interest from tax-free municipal securities of $93,000 for the three months ended December 31, 2019 and $132,000 for the three months ended September 30, 2019. Tax-equivalent adjustments were calculated using statutory tax rate of 21% at December 31, 2019 and September 30, 2019.

(b)  Includes tax-equivalent adjustments on interest from tax-free municipal loans of $82,000 for the three months ended December 31, 2019 and $76,000 for the three months ended September 30, 2019. Tax-equivalent adjustments were calculated using statutory tax rate of 21% at December 31, 2019 and September 30, 2019.

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent filings. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.